Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-185612) of Par Petroleum Corporation of our report dated February 27, 2015, with respect to the balance sheet of Piceance Energy, LLC as of December 31, 2014 and 2013, and the related statements of operations, members’ equity, and cash flows for the year then ended, appearing in this Current Report on Form 8-K of Par Petroleum Corporation.

/s/ EKS&H LLLP

Denver, Colorado
May 22, 2015